SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): July 13, 2004 (July 9, 2004)

                                 Arch Coal, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                   1-13105                    43-0921172
------------------------------   ---------------------------      ----------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
    of incorporation)                                       Identification No.)


            One CityPlace Drive, Suite 300, St. Louis, Missouri 63141
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (314) 994-2700











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Item 5. Other  Events.

     On July 9, 2004, Arch Coal, Inc. (the "Company"), announced via press release that it expects to report earnings per share of approximately $0.20 for its second quarter ended June 30, 2004, excluding certain charges.


Item 7.  Exhibits.

         (c) The following Exhibit is filed with this Current Report on Form
8-K:

          Exhibit No.               Description
             99                     Press Release dated as of July 9, 2004


























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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 13, 2004                       ARCH COAL, INC.



                                        By:  /s/ Janet L. Horgan
                                           ------------------------------------
                                           Janet L. Horgan
                                           Assistant General Counsel and
                                             Assistant Secretary



























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                                  EXHIBIT INDEX


Exhibit No.                 Description
-----------                ------------
99                         Press Release dated as of July 9, 2004


































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                                                                     Exhibit 99
News from
Arch Coal, Inc.
-------------------------------------------------------------------------------
                                                       FOR FURTHER INFORMATION:

                                                                     Deck Slone
                                                       Vice President, Investor
                                                   Relations and Public Affairs
                                                                 (314) 994-2717

                                                          FOR IMMEDIATE RELEASE

             Arch Coal Provides Earnings Estimate for Second Quarter

     ST. LOUIS (July 9, 2004) - Arch Coal, Inc. announced today that it expects to report earnings per share of approximately $0.20 for its second quarter ended June 30, 2004, excluding charges related to the termination of hedge accounting for interest rate swaps. The company had previously announced that it expected to earn between $0.20 and $0.30 per share for the quarter, excluding the charges described above.

     Rail service disruptions in both the eastern and western United States adversely affected the company's expected performance during the second quarter. "In total, missed shipments and production curtailments resulting from high mine inventory levels cost the company an estimated $8 million after tax, or $0.13 per share, during the period," said Steven F. Leer, Arch's president and chief executive officer.

     Arch is actively working with the railroads in an effort to improve the level of rail service in the year's second half, according to Leer.

     Arch plans to announce its second quarter results before the market opens on July 26.

     St. Louis-based Arch Coal is one of the nation's largest coal producers and mines low-sulfur coal exclusively. Through its subsidiary operations in West Virginia, Kentucky, Virginia, Wyoming, Colorado and Utah, Arch provides the fuel for approximately 6 percent of the electricity generated in the United States.
                                      # # #
     Forward-Looking Statements: Statements in this press release which are not statements of historical fact are forward-looking statements within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available to, and expectations and assumptions deemed reasonable by, the company. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those projected in the statements. These expectations, assumptions and uncertainties include: the company's expectation of continued growth in the demand for electricity; belief that legislation and regulations relating to the Clean Air Act and the relatively higher costs of competing fuels will increase demand for its compliance and low-sulfur coal; expectation of continued improved market conditions for the price of coal; expectation that the company will continue to have adequate liquidity from its cash flow from operations, together with available borrowings under its credit facilities, to finance the company's working capital needs; a variety of operational, geologic, permitting, labor and weather related factors; and the other risks and uncertainties which are described from time to time in the company's reports filed with the Securities and Exchange Commission.